EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-194719, 333-202652, 333-209835, 333-212954, 333-216208, 333-227781 and 333-230350 on Form S-8 of our report dated February 27, 2023, relating to the consolidated financial statements of A10 Networks, Inc. and its subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of A10 Networks, Inc. for the year ended December 31, 2022.

ArmaninoLLP
San Jose, California

February 27, 2023